Exhibit 99.2

Kearl Oil Sands

Superior quality oil sands deposit near Fort McMurray, Alberta

Initial phase on schedule to commence operations by year end 2012

Construction ~25% complete

Tailings management plan revised in line with new regulatory directive

Tailings containment design updated to address specific local site conditions

Engineering studies continuing as planned for full field development

Kearl Development Update

Full field development studies progressing

Original plan was to develop Kearl in 3 phases to produce >300 kbd

Phased development to capture learnings and enhance execution, development and marketing

Reconfiguring plan to include debottlenecking and expansion to ~345 kbd

Current focus on leveraging execution learnings, initial infrastructure and replication to minimize full field development costs

Same superior quality resource developed at attractive unit development costs

Original Development Plan

Regulatory Approval @ 345 kbd

kbd

300 200 100 0

kbd

300 200 100 0

Facility Performance Allowance

Phase 3

Phase 2

Phase 1

Current Outlook

Regulatory Approval @ 345 kbd

Expansion

Initial Development

Canada Horn River

Technical risks are also reduced through effective 'sweet spot' identification

- Over 320,000 net acres
- Multiple productive reservoir intervals
- Well, seismic and test data supports 'sweetspot' interpretation



Horn River Basin
N
FORT NELSON
IOL/EMC EOG 50-50% JV
IOL/EMC
Encana/Apache
Encana 100%
Husky
Conoco Phillips
EOG
Devon
Nexen
Taqa
Quicksilver
Stone Mountain
Ramshorn
Hunt Oil
Held Crown
Industry Production Pads
IOL / EM Planned Production
IOL/EMC Existing Shale Gas Tests/Wells
3D Seismic Coverage
Existing and Planned Industry Gas Plants

ExxonMobil